THE GREATER CHINA FUND, INC.
                              GATEWAY CENTER THREE
                            NEWARK, NEW JERSEY 07102



                                                 August 18, 2008


Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549


      Re:   The Greater China Fund, Inc. (the "Fund")
            File No. 811-06674

Ladies and Gentlemen:

      Please find enclosed the following items: (1) the Semi-Annual Report on Form N-SAR for the Fund for the six-month period ended June 30, 2008 and (2) such other information required to be included as an exhibit. The Form N-SAR was filed using the EDGAR.

                                                Very truly yours,


                                                /s/Deborah A. Docs
                                                Deborah A. Docs
                                                Secretary

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      This  report is signed on behalf of the  Registrant  in the City of Newark and State of New Jersey on the 18th day of August 2008.



                          THE GREATER CHINA FUND, INC.



Witness:  /s/Glenda D. Noel                          By:  Deborah A. Docs
          Glenda D. Noel                                  Deborah A. Docs
                                                          Secretary